Exhibit 99.1

First Commonwealth Announces 2006 Fourth Quarter and Year-End Financial Results

Net Interest Margin Improves in 2006 over 2005

Expansion in Pittsburgh Region Continues

          INDIANA, Pa., Jan. 24 /PRNewswire-FirstCall/ -- First Commonwealth Financial Corporation (NYSE: FCF), the holding company for First Commonwealth Bank, announced today the financial results for the fourth quarter and year ended December 31, 2006.

          Fourth Quarter Results

          First Commonwealth reported fourth quarter 2006 net income of $12.4 million or $0.17 per diluted share compared to $11.8 million or $0.17 per diluted share in the same period last year.  Fourth quarter results were impacted by a $1.1 million loss on the extinguishment of debt and an increase of $2.3 million in the provision for credit losses compared to the corresponding period in 2005.  Return on average equity was 8.50% and return on average assets was 0.81% for the fourth quarter of 2006, compared to 8.93% and 0.77% respectively for the fourth quarter of 2005.

          Full Year 2006 Results

          Net income for the twelve months ended December 31, 2006 was $53.0 million or $0.74 per diluted share, compared to $57.8 million or $0.83 per diluted share for the same period last year.  The 2006 results included an increase of $1.3 million in service charges on deposit accounts, a decrease of $1.1 million in other income, an increase of $1.1 million in net occupancy expense and a $1.9 million reduction in other expenses. Return on average equity and return on average assets for the twelve months ended December 31, 2006 was 9.76% and 0.89%, respectively compared to 10.89% and 0.94% for 2005.

          During 2006, First Commonwealth continued to make improvements that are expected to have a positive impact on future financial performance including:

*

Expanding its retail footprint into the Pittsburgh area. First Commonwealth Bank opened three new offices and acquired eight offices through its merger with Laurel Savings Bank, which represents a 10% growth in branch locations over 2005.

*	First Commonwealth Bank also made plans to construct up to six new branches in the Pittsburgh area in 2007.

*

First Commonwealth positioned its balance sheet in response to the flat and inverted yield curve environment. Total borrowings decreased $372 million primarily from cash flows received on the investment portfolio combined with deposit growth.

*	In the fourth quarter, $59 million of long-term debt was refinanced with short-term borrowings at lower rates.

          Net Interest Income

          Net interest income for the fourth quarter of 2006 increased $101 thousand to $41.9 million compared to the fourth quarter of 2005.  Fourth quarter 2006 net interest margin (net interest income as a percentage of average earning assets on a fully tax equivalent basis) increased eight basis points (0.08%) to 3.28%, compared to 3.20% in the corresponding period last year.  The improvement in net interest margin was primarily due to an increase in yields on interest-earning assets and a reduction in short-term borrowings and long-term debt offset by an increase in rates paid on interest-bearing liabilities. Due to the relatively flat yield curve First Commonwealth has limited the reinvestment of investment securities proceeds and reduced borrowings. Average investment securities decreased $264.4 million in the fourth quarter of 2006 compared to the same period in 2005.

          Net interest income for the year 2006 was $167.0 million compared to $173.5 million for 2005.  Net interest margin increased three basis points (0.03%) to 3.31% for 2006 compared to 3.28% in 2005.  Interest income increased $21.0 million for the year ended December 31, 2006 compared to the prior year period.  However, interest expense increased $27.5 million as rate increases on interest-bearing liabilities exceeded rate increases on interest-earning assets. The net interest margin improvement was primarily due to the balance sheet positioning discussed above.

          Non-Interest Income

          Non-interest income for the fourth quarter of 2006 increased $1.9 million to $12.0 million from $10.1 million in the fourth quarter of 2005 and included a securities gain of $610 thousand and increased service charges on deposit accounts of $658 thousand.  The increased service charges are primarily due to the additional branch locations and increased fee structures.

          Year-to-date non-interest income decreased $6.0 million in 2006 compared to 2005.  For the twelve months of 2006, service charges on deposit accounts increased $1.3 million and card related interchange income (which includes income on debit, credit and ATM cards that are issued to consumers and/or businesses) increased $702 thousand mainly due to the additional branch locations, revised fee structures and increased volume. For 2006, other income decreased $1.1 million due to lower gains recorded on the sales of mortgage and student loans and other real estate owned.  In 2005, First Commonwealth recorded one time gains of $13.8 million from the sale of branches and sale of a merchant services business offset by losses on the sales of securities of $7.7 million.

          Non-Interest Expense

          Total non-interest expense for the fourth quarter of 2006 decreased $207 thousand to $37.0 million from $37.2 million in the corresponding quarter last year. The quarter ending December 31, 2006 included a $1.1 million loss on the extinguishment of debt.  Net occupancy expense increased $435 thousand for the three months ended December 31, 2006 compared to the same period in 2005 due to the additional retail branches. Salaries and employee benefits declined $334 thousand in the fourth quarter 2006 from the fourth quarter 2005 level, reflecting a previously planned reduction of the workforce which was offset by the inclusion of $343 thousand of salaries and employee benefit costs due to the Laurel acquisition.

          Total non-interest expense decreased $6.3 million in 2006 compared to 2005 largely as a result of a $5.4 million non-recurring restructuring charge recorded in 2005.  Salary expense decreased $1.8 million for the twelve month period ended December 31, 2006 but was offset by an $860 thousand increase in healthcare costs and a $644 thousand increase in retirement costs. Net occupancy expense increased $1.1 million due to the additional retail branches.  Other expenses decreased by $1.9 million primarily due to a reduction of $1.3 million in other professional fees and the elimination of plastic card interchange expense totaling $884 thousand.  Plastic card interchange expense is no longer incurred since the merchant services business was sold in 2005.

          Income Tax

          Income tax expense decreased $4.2 million for 2006 compared to 2005.   First Commonwealth’s effective tax rate was 14.6% in 2006 compared to 18.6% in 2005.  This reduction was mainly due to a larger percentage of tax free income.  Pretax income for 2006 decreased $9.1 million compared to 2005.

          Credit Quality and Provision for Credit Losses

          As of December 31, 2006, total nonperforming loans (including loans past due 90 days but still accruing) decreased slightly to $25.3 million from $25.5 million at December 31, 2005. Management believes that the allowance for credit losses is at a level deemed sufficient to absorb losses inherent in the loan portfolio at December 31, 2006.

          The provision for credit losses for the fourth quarter of 2006 increased $2.3 million to $3.3 million compared to the fourth quarter of 2005. This provision exceeded the net charge-offs for the fourth quarter of 2006 by $563 thousand.

          The $11.5 million provision for credit losses in 2006 reflects an increase of $2.9 million over 2005.  The provision for credit losses exceeded actual credit losses by $1.2 million.  In the fourth quarter of 2006, management continued to monitor the performance of a $29.0 million commercial credit relationship, which was previously disclosed to have deteriorated in the second quarter of 2006.  This credit was not 90 days past due or on a nonaccrual status at December 31, 2006.

          About First Commonwealth Financial Corporation

          First Commonwealth Financial Corporation is a $6.0 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates 110 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company.  Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

          Forward-Looking Statements

          This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the effects of actions taken during 2006 on First Commonwealth’s future financial performance.  Forward-looking statements describe First Commonwealth’s future plans, strategies and expectations and are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Forward-looking statements speak only as of the date they are made.  Such risks and uncertainties include among other things:

*	Adverse changes in the economy or business conditions, either nationally or in First Commonwealth’s market areas, could increase credit-related losses and expenses and/or limit growth.

*	Increases in defaults by borrowers and other delinquencies could result in increases in First Commonwealth’s provision for losses on loans and related expenses.

*	Fluctuations in interest rates and market prices could reduce net interest margin and asset valuations and increase expenses.

*	Changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

*	Other risks and uncertainties described in First Commonwealth’s reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,

	2006	2005	2006	2005

Interest Income
Interest and fees on loans	$65,362	$57,874	$248,738	$222,090
Interest and dividends on investments:
Taxable interest	16,680	17,956	68,257	74,864
Interest exempt from Federal income taxes	3,212	3,273	12,876	12,699
Dividends	792	508	2,958	2,225
Interest on Federal funds sold	66	25	142	161
Interest on bank deposits	27	7	99	29

Total interest income	86,139	79,643	333,070	312,068

Interest Expense
Interest on deposits	31,634	22,604	108,454	79,070
Interest on short-term borrowings	5,124	6,443	25,448	24,305

Interest on subordinated debentures	2,134	2,031	8,419	7,867
Interest on other long-term debt	5,302	6,721	23,786	27,376

Total interest on long-term debt	7,436	8,752	32,205	35,243

Total interest expense	44,194	37,799	166,107	138,618

Net Interest Income	41,945	41,844	166,963	173,450
Provision for credit losses	3,300	1,034	11,544	8,628

Net interest income after provision for credit losses	38,645	40,810	155,419	164,822

Non-Interest Income
Net securities gains (losses)	610	(8,192)	697	(7,673)
Trust income	1,444	1,328	5,801	5,526
Service charges on deposit accounts	4,593	3,935	16,967	15,710
Gain on sale of branches	0	8,742	0	11,832
Gain on sale of merchant services business	0	0	0	1,991
Insurance commissions	689	591	2,804	3,423
Income from bank owned life insurance	1,502	1,356	5,742	5,391
Merchant discount income (loss)	0	(725)	0	1,349
Card related interchange income	1,496	1,313	5,583	4,881
Other income	1,714	1,728	6,653	7,795

Total non-interest income	12,048	10,076	44,247	50,225
Non-Interest Expense
Salaries and employee benefits	18,706	19,040	72,988	73,522
Net occupancy expense	3,045	2,610	12,077	10,988
Furniture and equipment expense	3,023	3,105	11,703	11,578
Data processing expense	938	797	3,456	3,535
Pennsylvania shares tax expense	1,363	1,137	5,420	4,876
Intangible amortization	818	566	2,607	2,262
Restructuring charges	0	2,733	0	5,437
Loss (Gain) on extinguishment of debt	1,143	0	(410)	0
Other expenses	7,943	7,198	29,842	31,756

Total non-interest expense	36,979	37,186	137,683	143,954

Income before income taxes	13,714	13,700	61,983	71,093
Applicable income taxes	1,316	1,917	9,029	13,257

Net Income	$12,398	$11,783	$52,954	$57,836

Average Shares Outstanding	73,026,948	69,386,338	70,766,348	69,276,141
Average Shares Outstanding Assuming Dilution	73,362,224	69,837,737	71,133,562	69,835,285
Per Share Data:
Basic earnings per share	$0.17	$0.17	$0.75	$0.83
Diluted earnings per share	$0.17	$0.17	$0.74	$0.83
Cash dividends per share	$0.170	$0.170	$0.680	$0.665

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except for share data)

	December 31, 2006	December 31, 2005

Assets
Cash and due from banks	$95,134	$84,555
Interest-bearing bank deposits	985	473
Federal funds sold	0	1,575
Securities available for sale, at market value	1,644,690	1,851,986
Securities held to maturity, at amortized cost (Market value $80,156 in 2006 and $89,804 in 2005)	78,501	87,757

Loans held for sale	0	1,276

Loans:
Portfolio loans	3,783,874	3,623,102
Unearned income	(57)	(119)
Allowance for credit losses	(42,648)	(39,492)

Net loans	3,741,169	3,583,491
Premises and equipment	68,901	60,860
Other real estate owned	1,507	1,655
Goodwill	160,366	122,702
Amortizing intangibles, net	16,869	15,251
Other assets	235,794	214,739

Total assets	$6,043,916	$6,026,320

Liabilities
Deposits (all domestic):
Noninterest-bearing	$522,451	$491,644
Interest-bearing	3,803,989	3,504,908

Total deposits	4,326,440	3,996,552
Short-term borrowings	500,014	665,665
Other liabilities	52,681	43,314

Subordinated debentures	108,250	108,250
Other long-term debt	485,170	691,494

Total long-term debt	593,420	799,744

Total liabilities	5,472,555	5,505,275
Shareholders’ equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0
Common stock $1 par value per share, 100,000,000 shares authorized:
75,100,431 shares issued and 73,916,377 shares outstanding in 2006;
71,978,568 shares issued and 70,377,916 shares outstanding in 2005	75,100	71,978
Additional paid-in capital	208,313	173,967
Retained earnings	322,415	318,569
Accumulated other comprehensive loss	(7,914)	(9,655)
Treasury stock (1,184,054 and 1,600,652 shares at December 31, 2006 and 2005, respectively, at cost)	(14,953)	(20,214)
Unearned ESOP shares	(11,600)	(13,600)

Total shareholders’ equity	571,361	521,045

Total liabilities and shareholders’ equity	$6,043,916	$6,026,320

Book value per share	$7.73	$7.40
Market value per share	$13.43	$12.93

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Quarter To Date Average Balance Sheets and Net Interest Analysis At December 31,

	2006

	Average Balance	Income/ Expense	Yield or Rate (a)

Assets
Interest-earning assets:
Interest-bearing deposits with banks	$1,944	$27	5.59%
Tax free investment securities	283,970	3,212	6.90%
Taxable investment securities	1,428,155	17,472	4.85%
Federal funds sold	4,923	66	5.31%
Loans, net of unearned income (b)(c)(d)	3,795,900	65,362	7.04%

Total interest-earning assets	5,514,892	86,139	6.46%
Noninterest-earning assets:
Cash	83,224
Allowance for credit losses	(42,611)
Other assets	490,184

Total noninterest-earning assets	530,797

Total Assets	$6,045,689

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$602,999	$2,930	1.93%
Savings deposits (e)	1,125,970	5,823	2.05%
Time deposits	2,101,559	22,881	4.32%
Short-term borrowings	444,028	5,124	4.58%
Long-term debt	650,187	7,436	4.54%

Total interest-bearing liabilities	4,924,743	44,194	3.56%
Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (e)	507,352
Other liabilities	35,004
Shareholders’ equity	578,590

Total noninterest-bearing funding sources	1,120,946

Total Liabilities and Shareholders’ Equity	$6,045,689

Net Interest Income and Net Yield on Interest-Earning Assets		$41,945	3.28%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Average balance includes loans held for sale.
(c)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d)	Loan income includes net loan fees.
(e)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Quarter To Date Average Balance Sheets and Net Interest Analysis At December 31,

	2005

	Average Balance	Income/ Expense	Yield or Rate (a)

Assets
Interest-earning assets:
Interest-bearing deposits with banks	$817	$7	3.42%
Tax free investment securities	283,818	3,273	7.04%
Taxable investment securities	1,692,717	18,464	4.33%
Federal funds sold	2,377	25	4.12%
Loans, net of unearned income (b)(c)(d)	3,619,142	57,874	6.52%

Total interest-earning assets	5,598,871	79,643	5.88%
Noninterest-earning assets:
Cash	80,444
Allowance for credit losses	(41,857)
Other assets	434,187

Total noninterest-earning assets	472,774

Total Assets	$6,071,645

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$558,573	$1,707	1.21%
Savings deposits (e)	1,257,698	5,182	1.63%
Time deposits	1,726,513	15,715	3.61%
Short-term borrowings	685,683	6,443	3.73%
Long-term debt	802,539	8,752	4.33%

Total interest-bearing liabilities	5,031,006	37,799	2.98%
Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (e)	488,873
Other liabilities	28,012
Shareholders’ equity	523,754

Total noninterest-bearing funding sources	1,040,639

Total Liabilities and Shareholders’ Equity	$6,071,645

Net Interest Income and Net Yield on Interest-Earning Assets		$41,844	3.20%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Average balance includes loans held for sale.
(c)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d)	Loan income includes net loan fees.
(e)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Year To Date Average Balance Sheets and Net Interest Analysis At December 31,

	2006

	Average Balance	Income/ Expense	Yield or Rate (a)

Assets
Interest-earning assets:
Interest-bearing deposits with banks	$1,878	$99	5.27%
Tax free investment securities	281,823	12,876	7.03%
Taxable investment securities	1,487,267	71,215	4.79%
Federal funds sold	2,854	142	4.99%
Loans, net of unearned income (b)(c)(d)	3,707,233	248,738	6.92%

Total interest-earning assets	5,481,055	333,070	6.34%
Noninterest-earning assets:
Cash	79,509
Allowance for credit losses	(40,510)
Other assets	452,915

Total noninterest-earning assets	491,914

Total Assets	$5,972,969

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$584,717	$10,251	1.75%
Savings deposits (e)	1,138,579	21,496	1.89%
Time deposits	1,889,731	76,707	4.06%
Short-term borrowings	568,327	25,448	4.48%
Long-term debt	724,846	32,205	4.44%

Total interest-bearing liabilities	4,906,200	166,107	3.39%
Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (e)	493,790
Other liabilities	30,526
Shareholders’ equity	542,453

Total noninterest-bearing funding sources	1,066,769

Total Liabilities and Shareholders’ Equity	$5,972,969

Net Interest Income and Net Yield on Interest-Earning Assets		$166,963	3.31%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Average balance includes loans held for sale.
(c)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d)	Loan income includes net loan fees.
(e)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Year To Date Average Balance Sheets and Net Interest Analysis At December 31,

	2005

	Average Balance	Income/ Expense	Yield or Rate (a)

Assets
Interest-earning assets:
Interest-bearing deposits with banks	$807	$29	3.61%
Tax free investment securities	279,339	12,699	6.99%
Taxable investment securities	1,829,449	77,089	4.21%
Federal funds sold	5,060	161	3.18%
Loans, net of unearned income (b)(c)(d)	3,597,705	222,090	6.36%

Total interest-earning assets	5,712,360	312,068	5.70%
Noninterest-earning assets:
Cash	80,716
Allowance for credit losses	(41,834)
Other assets	430,179

Total noninterest-earning assets	469,061

Total Assets	$6,181,421

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$563,254	$5,262	0.93%
Savings deposits (e)	1,298,984	18,885	1.45%
Time deposits	1,643,350	54,923	3.34%
Short-term borrowings	797,148	24,305	3.05%
Long-term debt	833,000	35,243	4.23%

Total interest-bearing liabilities	5,135,736	138,618	2.70%
Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (e)	488,305
Other liabilities	26,062
Shareholders’ equity	531,318

Total noninterest-bearing funding sources	1,045,685

Total Liabilities and Shareholders’ Equity	$6,181,421

Net Interest Income and Net Yield on Interest-Earning Assets		$173,450	3.28%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Average balance includes loans held for sale.
(c)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d)	Loan income includes net loan fees.
(e)	Average balances do not include reallocations from noninterest- bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Asset Quality Data At December 31,

	2006	2005

Loans on nonaccrual basis	$12,043	$11,391
Past due more than 90 days	13,051	13,977
Renegotiated loans	160	173

Total nonperforming loans	$25,254	$25,541
Loans outstanding at end of period (a)	$3,783,817	$3,624,259
Average loans outstanding (year-to- date) (a)	$3,707,233	$3,597,705
Allowance for credit losses	$42,648	$39,492
Nonperforming loans as a percent of total loans	0.67%	0.70%
Net charge-offs (year-to-date)	$8,980	$10,199
Credit losses on loans transferred to held for sale	$1,387	$0
Net charge-offs as a percent of average loans (annualized)	0.28%	0.28%
Allowance for credit losses as a percent of average loans outstanding	1.15%	1.10%
Allowance for credit losses as a percent of nonperforming loans	168.88%	154.62%
Other real estate owned	$1,507	$1,655

(a)	Includes loans held for sale.

Profitability Ratios

	For the Quarter Ended December 31,		For the Year Ended December 31,

	2006	2005	2006	2005

Return on average assets	0.81%	0.77%	0.89%	0.94%
Return on average equity	8.50%	8.93%	9.76%	10.89%
Efficiency ratio (FTE) (b)	64.08%	67.29%	60.97%	60.66%
Fully tax equivalent adjustment	$3,711	$3,343	$14,613	$13,649

(b)	Efficiency ratio is “total non-interest expense” as a percentage of total revenue.
Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total non-interest income.”

SOURCE  First Commonwealth Financial Corporation
          -0-                                                            01/24/2007
          /CONTACT: John Dolan, Executive Vice President and Chief Financial Officer of First Commonwealth Financial Corporation, +1-724- 349-7220 /
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          (FCF)

CO:   First Commonwealth Financial Corporation
ST:   Pennsylvania
IN:    FIN
SU:   ERN